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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                        --------------------------------




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             September 15, 1999


                                     NABI(R)
             (Exact name of registrant as specified in its charter)



                                    0-4829-03
                             Commission File Number

          Delaware                                       59-1212264
(State or other jurisdiction                          (I.R.S. Employer
     of incorporation)                               Identification No.)



                      5800 Park of Commerce Boulevard, N.W.
                            Boca Raton, Florida 33487
              (Address of principal executive offices and zip code)







                                 (561) 989-5800
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective September 15, 1999, Nabi (the "Registrant") has engaged the accounting firm of Ernst & Young LLP ("E&Y") as independent certified public accountants for the Registrant for the fiscal year ending December 31, 1999. Previously, the Registrant had engaged the accounting firm of PricewaterhouseCoopers LLP ("PWC"). The Registrant dismissed PWC effective September 15, 1999. The decision to change accounting firms was approved by the Registrant's Board of Directors on the recommendation of the Audit Committee.

(b) During the two most recent fiscal years ending December 31, 1998, and through September 15, 1999, the Registrant has had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(c) PWC's report on the Registrant's financial statements for the past two fiscal years ended December 31, 1998, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(d) The Registrant has not consulted with E&Y during the last two years or through September 15, 1999 on either the application of accounting principles or type of opinion E&Y might issue on the Registrant's financial statements.

(e) The Registrant has provided a copy of this Report on Form 8-K to PWC and has requested that PWC furnish the Recipient with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement and, if not, stating the respects in which it does not agree. A copy of PWC's letter to the Securities and Exchange Commission, dated September 15, 1999, is filed as Exhibit 1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibit

      1. Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated September 15, 1999.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI(R)

By: /s/ Thomas H. Mclain                          Date: September 15, 1999
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        Thomas H. Mclain
        Senior Vice President, Corporate Services
        and Chief Financial Officer